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                                                                      EXHIBIT 12

                  OUTBOARD MARINE CORPORATION AND SUBSIDIARIES

            COMPUTATION OF RATIO OF EARNINGS (LOSS) TO FIXED CHARGES

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
                                                           YEARS ENDED SEPTEMBER 30,
                                               -------------------------------------------------
                                               POST-MERGER
                                                 COMPANY              PRE-MERGER COMPANY
                                               -----------    ----------------------------------
                                                  1998         1997      1996     1995     1994
                                               -----------    ------    ------    -----    -----
                                                          (IN MILLIONS EXCEPT RATIOS)
Earnings (loss):
  Earnings (loss) before provision for income
     taxes...................................    $(147.1)     $(76.3)   $(10.4)   $60.8    $53.4
  Interest expense...........................       30.1        16.2      12.3     23.1     15.1
  Interest portion of rent expense...........        1.2         1.1       1.2      1.3      1.3
                                                 -------      ------    ------    -----    -----
     Earnings (loss).........................    $(115.8)     $(59.0)   $  3.1    $85.2    $69.8
                                                 -------      ------    ------    -----    -----
Fixed Charges:
  Interest expense...........................       30.1        16.2      12.3     23.1     15.1
  Interest portion of rent expense...........        1.2         1.1       1.2      1.3      1.3
                                                 -------      ------    ------    -----    -----
     Fixed Charges...........................    $  31.3      $ 17.3    $ 13.5    $24.4    $16.4
                                                 =======      ======    ======    =====    =====
Ratio of earnings to fixed charges...........                                       3.5      4.3
                                                                                  =====    =====
Excess of fixed charges over earnings........    $ 147.1      $ 76.3    $ 10.4
                                                 =======      ======    ======
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